SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2007 (November 18, 2007)

KNIGHT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14223	22-3689303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On November 18, 2007, Knight Capital Group, Inc. (the “Company”), Invisible Merger Sub LLC, a direct wholly-owned subsidiary of the Company (“Merger Sub”), EdgeTrade Inc. (“EdgeTrade”) and certain stockholders of EdgeTrade named therein, entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”), pursuant to which EdgeTrade will be merged with and into Merger Sub, with Merger Sub continuing as the surviving entity as a direct wholly-owned subsidiary of the Company (the “Merger”).

Pursuant to the Merger Agreement, the Company will acquire EdgeTrade, a privately held company, for an aggregate consideration of approximately $59.5 million comprised of cash and 2,285,296 shares of unregistered class A common stock, par value $0.01 per share, of the Company (“Company Common Stock”), subject to adjustment based upon the Company’s stock price prior to closing and the excess or deficit of working capital of EdgeTrade at the closing as determined in the Merger Agreement. If the weighted average trading price of the Company Common Stock for the five (5) full trading days preceding the closing date of the Merger (the “Closing Price”) is less than or equal to $12.2522, then the number of shares of Company Common Stock issued by the Company shall be adjusted to equal $28,000,000 divided by the Closing Price. If the Closing Price is equal to or greater than $14.0026, then the number of shares of Company Common Stock issued by the Company shall be adjusted to equal $32,000,000 divided by the Closing Price. A portion of the aggregate consideration will be placed in escrow to satisfy certain indemnification obligations of EdgeTrade and its stockholders.

The issuance of Company Common Stock to the stockholders of EdgeTrade in the Merger is expected to be exempt from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Agreement”), and the rules and regulations thereunder. Specifically, the issuance of the shares is expected to be exempt in reliance upon Rule 506 of Regulation D under the Securities Act because, among other things, the stock portion of the merger consideration will only be issued to “accredited investors” as defined in Rule 501 of the Securities Act.

Certain of the shares will carry certain piggyback registration rights. The transaction is intended to qualify as a tax-free reorganization for both the Company and EdgeTrade and their respective stockholders.

The Company expects the transaction to close in the first quarter of 2008, subject to the satisfaction of customary closing conditions.

Item 7.01	Regulation FD Disclosure.

On November 18, 2007, the Company entered into the Merger Agreement referenced in Item 3.02 above, and on November 19, 2007, the Company issued a press release announcing the transaction. A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. This information, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Knight Capital Group, Inc. issued on November 19, 2007, regarding the Company’s agreement to acquire EdgeTrade Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: November 19, 2007

KNIGHT CAPITAL GROUP, INC

By:	/s/ Andrew M. Greenstein
Name:	Andrew M. Greenstein
Title:	Managing Director, Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Knight Capital Group, Inc. issued on November 19, 2007, regarding the Company’s agreement to acquire EdgeTrade Inc.